Exhibit 10.6

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of October 27, 2014, by and between EV CHARGING USA, INC., a Nevada corporation (the “Corporation”), and RICHARD S. ASTROM (“Astrom”),

WITNESSETH:

WHEREAS, Astrom has heretofore surrendered to the Corporation 5,000,000 shares of the Corporation’s Series A Convertible Preferred Stock and is the holder of 5,000,000 shares of the Corporation’s Series B Convertible Preferred Stock (the shares of said two series being the “Stock”); and

WHEREAS, the Corporation is indebted to Astrom in the amount of $40,928 (the “Debt”); and

WHEREAS, the parties wish to provide for, among other things, for the surrender of the 5,000,000 shares of the Corporation’s Series B Convertible Preferred Stock held by Astrom, the execution and delivery of and the prepayment of the Promissory Note, the execution and delivery of the Pledge Agreement and the extinguishment of the Debt; and

WHEREAS, the parties have determined to their satisfaction that the extinguishment of the Stock and the Debt and the other covenants and agreements of Astrom constitute sufficient consideration for the promissory note specified below; and

WHEREAS, the parties wish to satisfy the condition precedent set forth in Section 5.3(l) of that certain Agreement and Plan of Merger, dated as of August 20, 2014, as amended on August 28, 2014, October 2, 2014, and October 27, 2014, by and among the Corporation (under its former corporate name “MILWAUKEE IRON ARENA FOOTBALL, INC.”), MWKI ACQUISITION, INC., a Nevada corporation, and EV CHARGING USA, CORP., an Illinois corporation (as so amended, the “Merger Agreement”), to the effect that an agreement between the Corporation and Astrom respecting the subject matter hereof be executed and delivered at or prior to the Closing, as that term is defined therein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Promissory Note and Prepayment. Upon the execution and delivery of this Agreement, the Corporation shall execute and deliver to Astrom a convertible promissory note in the principal amount of $400,000 substantially in the form annexed to the Merger Agreement as Exhibit B. The Corporation shall make a prepayment of $25,000 on the principal of convertible promissory note upon its making.

2.     Pledge Agreement. Upon the execution and delivery of this Agreement, the Corporation and Astrom shall execute and deliver to one another the pledge agreement annexed in the form annexed to the Merger Agreement as Exhibit C.

3.      Surrender of Certificates. Upon the execution and delivery of this Agreement, Astrom shall deliver to the Corporation a certificate or certificates representing the above mentioned shares of the Corporation’s Series B Convertible Preferred Stock endorsed by him, with a signature guarantee of his signature obtained from an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act or a signature guarantee obtained from participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program the New York Stock Exchange Medallion Signature Program.

4.     Extinguishment of Debt. Upon the performance of the parties of their obligations under Sections 1, 2 and 3, the Debt shall be extinguished.

5.     Representation and Warranty of Astrom. Astrom represents and warrants to the Corporation that (i) the Debt is the only indebtedness of the Corporation owed to him, (ii) no shares of any class or series of the capital stock of the Corporation, other 155,892 shares of the Corporation’s Common Stock and the Stock are issued and outstanding and (iii) except for shares of the Corporation’s Series D Preferred Stock to be issued in the Merger and the Private Placement and the shares of the Corporation’s Common Stock to be issued upon conversion thereof, the Corporation has not agreed to, nor does it contemplate, the issuance of, any of its equity securities.

6.     Indemnification. Astrom agrees to indemnify the Corporation from and hold it harmless against all other Liabilities that would be set forth in the financial statements of the Corporation prepared as of the Closing Date in accordance with GAAP or that arose or shall arise from any event that occurred prior to the Closing Date

7.     Notices. All notices, requests and demands under this Agreement shall be given, and shall be deemed effective, in accordance with the provisions of the Promissory Note. Either party may change its address for notice by notice in the manner provided in therein.

8.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.     Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

10.      Defined Terms. Terms used in this instrument that are defined in the Merger Agreement, but not herein, shall have the meanings ascribed to them therein.

11.      Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the parties and their respective heirs, administrators, successors and assigns.

12.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). Each of the Parties hereby:

a.     irrevocably consents and submit to the jurisdiction of the Courts of the State of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between the Parties or their conduct in connection with this Agreement or otherwise shall be heard only in the courts described above; and

b.     WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EV CHARGING USA, INC.	/s/ Richard S. Astrom
Richard S. Astrom
By: /s/ Richard S. Astrom
Richard S. Astrom
President